U.S. SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                           ---------------------

                     FORM SB-2 REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                           ---------------------

                            T-PLEX TECHNOLOGIES
               ---------------------------------------------
              (Name of small business issuer in its charter)

         Nevada                     3081                  88-0468148
(State or other          (Primary Standard of        (IRS Employer
jurisdiction             Industrial Classification   Identification
incorporation            or Code Number)             Number)
organization)

                       2950 E. Flamingo Rd, Suite B
                           Las Vegas, NV  89121
                              (702) 866-5844
       (Address and telephone number of principal executive offices)
                           ---------------------

                       2950 E. Flamingo Rd, Suite B
                           Las Vegas, NV  89121
  (Address of principal place of business or intended principal place of business)

                        Ronald C. Robker, President
                            T-PLEX TECHNOLOGIES
                       2950 E. Flamingo Rd, Suite B
                           Las Vegas, NV  89121
                              (702) 866-5844
         (Name, address and telephone number of agent for service)
                           --------------------

                       Copies of Communications to:

                        Donald J. Stoecklein, Esq.
                       402 West Broadway, Suite 400
                            San Diego, CA 92101
                              (619) 595-4882

       Approximate date of commencement of proposed sale to public:
 As soon as practicable after the registration statement becomes effective
                        --------------------------

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]


                      Calculation of Registration Fee

                                          Proposed
                                          Offering   Proposed
                                            Price    Maximum
                               Amount to     Per    Aggregate    Amount of
   Title of Each Class of         be        Share    Offering  Registration
 Securities to be Registered  Registered     (1)    Price (1)       Fee
Common Stock, $.001 par value   250,000     $0.10    $25,000       $6.60
----------------------------------------------------------------------------
            TOTAL               250,000      N/A     $25,000       $6.60
============================================================================

(1) The proposed maximum offering price is estimated solely for the purpose of determining the registration fee and calculated pursuant to Rule 457(c).

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

             Subject to Completion, dated March _______, 2001

Initial Public Offering
     PROSPECTUS


                            T-PLEX TECHNOLOGIES


                      250,000 Shares of Common Stock
                              $0.10 per share


T-PLEX TECHNOLOGIES
2950 E. Flamingo Rd, Suite B
Las Vegas, NV  89121

The Offering

                  Per share        Total
Public Price.       $0.10         $25,000
Commissions.          $0             $0
Proceeds to
     T-PLEX.        $0.10         $25,000


We are offering to the public 250,000 shares of common stock on a "best efforts" basis through our sole officer and director, Mr. Ronald Robker. If we do not sell all 250,000 shares within 180 days after commencement of this offering, the offering will terminate and all money paid for shares will be promptly returned to the purchasers, with interest and without deduction.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement and no arrangement to place funds in an escrow, trust, or similar account.

            Anticipated Over-the-Counter Bulletin Board symbol:
                                  "TPLX"
                         ________________________

An investment in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your purchase. See "Risk Factors" beginning on page 2 for a discussion of certain matters that you should consider prior to purchasing any of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                         ________________________

The information contained in this prospectus is subject to completion or amendment. We have filed a registration statement with the Securities and Exchange Commission relating to the securities offered in this prospectus. We may not sell these securities nor may we accept any offers to buy the securities prior to the time the registration statement becomes effective. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities. We shall not sell these securities in any state where such offer, solicitation or sale would be unlawful before we register or qualify the securities for sale in any such State.

          THE DATE OF THIS PROSPECTUS IS _________________, 2001.

                             Table of Contents

Prospectus Summary                                                        1
Summary Financial Information                                             2
Capitalization                                                            2
Risk Factors                                                              3
Use of Proceeds                                                           7
Determination of Offering Price                                           8
Dilution                                                                  8
Plan of Distribution                                                      9
Litigation                                                               10
Management                                                               10
Principal Stockholders                                                   10
Description of Securities                                                11
Legal Matters                                                            13
Experts                                                                  13
Disclosure of Commission Position of
Indemnification of Securities Act Liabilities                            13
Our Business                                                             14
Reports to Stockholders                                                  17
Management Discussion and Analysis                                       18
Facilities                                                               19
Market Price of Common Stock                                             20
Dividends                                                                20
Executive Compensation                                                   20
Shares Eligible for Future Sale                                          21
Changes in and Disagreements with Accountants                            22
Independent Auditors Report                                             F-1
Balance Sheet                                                           F-2
Statement of Operations                                                 F-3
Statement of Stockholders' Equity                                       F-4
Statement of Cash Flows                                                 F-5
Notes to Financial Statements                                       F-6-F-7

                            Prospectus Summary

     T-PLEX is a Development Stage Company, incorporated in the State of Nevada in July of 2000. Through an exclusive license agreement with Millennium Plastics Corporation, we intend to develop, market and distribute a biodegradable, dissolvable plastic stretch film called T-PlexT to the transportation industry.

Our address and phone number is:

     T-PLEX TECHNOLOGIES
     2950 E. Flamingo Road
     Suite B
     Las Vegas, Nevada 89121
     (702) 866-5844


                               The Offering

Securities Offered.                     250,000 shares of common stock

Price Per Share.                        $0.10

Minimum Purchase.                       NONE

Common Stock Outstanding
     before Offering.                   1,250,000 shares of common stock

Common Stock Outstanding
     after Offering.                    1,500,000 shares of common stock

Estimated Total Proceeds.               $25,000

Net Proceeds After Offering Expenses.   $19,000

Proposed OTC:BB Symbol.                 TPLX

Use of Proceeds.                        The proceeds of the
                                        offering will be used for market
                                        analysis, marketing and promotional
                                        programs, initial product
                                        development, and general working
                                        capital.

                       SUMMARY FINANCIAL INFORMATION

     The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Operating Statement Data:                  For the Period
                                            July 20, 2000
                                           (Inception) to
                                            December 31,
                                                2000
                                              (audited)
Income Statement Data:
Revenues:                                               $0

Expenses:                                           $1,539
                                              ------------
Other Income or Expenses                                $0
                                              ============
Net (Loss) from Operations                        $(1,539)
                                              ============
Loss per share                                          $0
                                              ------------

Balance Sheet Data:                          At December
                                              31, 2000
                                              (Audited)

Total Assets.                                         $961
Liabilities.                                            $0
                                            --------------
Stockholders' Equity.                                 $961
                                            ==============

                              CAPITALIZATION

     The following table sets forth our capitalization at March 1, 2001, after giving effect to and as adjusted to give effect to the sale of the 250,000 shares offered in this prospectus.

                                                   ACTUAL
                                                 At March 1,       AS
                                                    2001        ADJUSTED
                                                 (unaudited)
Current Liabilities:                                      $0            $0

Stockholders' Equity:
     Common Stock, $0.001 par value; 25,000,000
shares authorized;
     1,250,000 shares issued and outstanding           1,250
     1,500,000 shares issued and outstanding as
adjusted following 250,000 share offering                            1,500
Additional paid-in capital                             2,750        27,500
Deficit accumulated during development stage         (2,989)       (2,989)
Offering Costs                                             -       (6,000)
                                                 -----------   -----------
     Stockholders' Equity                              1,011        20,011
                                                 -----------   -----------
Total Capitalization                                  $1,011       $20,011
                                                 ===========   ===========

                               Risk Factors

We are a development stage company organized in July 2000 and have no operating history, which makes an evaluation of us extremely difficult.

     We were organized in July of 2000. We have yet to generate revenues from operations and have been focused on organizational and start-up activities since we incorporated. We expect to incur operating losses for the next 12 months. There is nothing at this time on which to base an assumption that our business plan will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our products, the level of our competition and our ability to attract and maintain key management and employees. You should not invest in this offering unless you can afford to lose your entire investment.

We are significantly dependent on our sole officer and director, who has limited experience and will not spend full time working for us.

     As compared to many other public companies, we do not have the depth of managerial or technical personnel. Our business plan is significantly dependent upon the abilities and continued participation of Ronald C. Robker, our sole officer and director. Mr. Robker has not entered into an employment agreement with us, is involved with other businesses and there can be no assurance that he will continue to provide services to us. Mr. Robker will devote only a portion of his time to our activities. As our sole officer and director, decisions are made at his sole discretion and not as a result of compromise or vote by members of a board. The loss by or unavailability to the Company of Mr. Robker's services would have an adverse effect on our business, operations and prospects. There can be no assurance that we would be able to locate or employ qualified personnel to replace Mr. Robker, should his services be discontinued.

We will require additional financing in order to stay in business.

     We believe the proceeds of this offering will enable us to maintain our minimum operations and working capital requirements approximately for the next 12 months, without taking into account any internally generated funds from operations. Thereafter, we will require additional funds to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us, whether through equity financing, debt financing, or other sources, may not be available when needed.

We may continue to be unprofitable.

     We have had no revenue since our incorporation in July 2000. We have yet to undertake the sale of any products. Even after we commence distribution of our product there is no guarantee that we will become profitable. Our industry is highly competitive and there is no guarantee that we will be able to secure the business of our target buyers.

Our auditor's report reflects the fact that without realization of additional capital, it would be unlikely for us to continue as a going concern.

     As a result of our deficiency in working capital at December 31, 2000 and other factors, our auditors have included a paragraph in their report regarding substantial doubt about our ability to continue as a going concern. Our plans in this regard are to seek additional funding through this offering and future equity private placements or debt facilities.

There are uncertainties regarding marketing of our proposed product.

     We initially intend to market T-PLEXT within the United States. However, our product has not had any use in the field and is being developed for use in the United States. Even if T-PLEXT is accepted by end users, there is no assurance that the United States market will provide sufficient revenue and earnings to permit on-going operations. In the event that we are not able to successfully market our products, we may seek to evaluate and develop other new opportunities.

We may not compete successfully in our industry.

     There are a number of companies that compete directly and indirectly with us. Many of these companies have financial, technical, marketing, sales, manufacturing, distribution, and other resources that are significantly greater than ours. In addition, some of these companies have name recognition, established positions in the market, and long-standing relationships with customers who purchase stretch film for transportation. Accordingly, there is no assurance that we will be able to compete successfully or that our competitors or future competitors will not develop products that render our products less marketable.

There is no current public market for our common stock.

     As of the date of this prospectus, there is no public market for our common stock. Although we plan to apply for listing our common stock on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if we do become listed with respect to our common stock on the OTC Bulletin Board or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason.

Our stock is and could continue to be a "Penny Stock" which makes it more difficult to trade in the secondary market.

     The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser's written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on the OTC Bulletin Board at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules. These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

Since this is a direct public offering with no underwriter, we may not be able to sell any shares.

     We have not retained an underwriter to sell any of our shares. We are conducting this offering as a direct public offering, which means there is no guarantee as to how much money we will be able to raise or if we will successfully sell all of the shares in this offering. Mr. Robker, our sole officer and director, will be selling the shares himself and has no prior experience in selling securities. If he fails to sell all of the shares offered in this prospectus, our ability to implement our business plan will be materially effected.

About this Prospectus

     You should only rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.

Available Information

     We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our securities are registered under the Securities Exchange Act of 1934, we will file reports and other information with the Securities and Exchange Commission. We intend to register our securities under Section 12(g) of the Exchange Act. Once our registration statement becomes effective we shall file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the commission at:

Public Reference Facilities at:      Pacific Regional Office at:

450 Fifth Street, Room 1024          5670 Wilshire Boulevard
N.W. Judiciary Plaza                 11th Floor
Washington, D.C. 20549               Los Angeles, California 90036


Chicago Regional Office at:          New York Regional Office at:

Northwestern Atrium Center           Seven World Trade Center
500 West Madison Street              13th Floor
Suite 1400                           New York, New York 10048
Chicago, Illinois 60661

     In addition, all of our reports can be reviewed through the SEC's Electronic Data Gathering Analysis and Retrieval System which is publicly available through the SEC's web site (http://www.sec.gov).

     We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing unaudited interim financial statements for the first three-quarters of each fiscal year.

     We have filed with the Commission a registration statement on Form SB-2 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules, may be inspected without charge at the SEC's public reference facilities at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at the SEC regional offices and copies of all or any part thereof may be obtained at prescribed rates from the public reference section of the SEC. Such reports and other information can be reviewed through EDGAR.

             SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some of the statements under "Prospectus Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Description of Business", and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimated", "predicts", "potential", or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results.

                              USE OF PROCEEDS

     The amounts and timing of expenditures described in the table for each purpose may vary significantly depending on numerous factors, including, without limitation, the progress of our marketing, distribution and further development of our products and services, competing technological and market developments, changes in our existing research relationships, our ability to establish collaborative arrangements, the initiation of commercialization activities, the purchase of capital equipment and the availability of other financing. We anticipate, based on currently proposed plans and assumptions relating to our operations, that our available cash and short-term investments, the maximum proceeds of this offering and cash flow from operations, if any, will be adequate to satisfy our capital needs for at least 12 months following consummation of this offering.

     The proceeds from the sale of the shares of common stock offered hereby are estimated to be approximately $25,000. We intend to utilize the estimated net proceeds during the 12-month period following the offering for the following purposes:

                                              Offering Proceeds

Total Proceeds                                           $25,000

Less: Offering Expenses
 Legal                                                    $5,000
    Copying, Printing & Advertising                         $500
    Other expenses                                          $500
                                                   -------------
Net Proceeds from Offering                               $19,000
                                                   =============
Use of Net Proceeds

     Market Analysis                                      $5,000
     Marketing and Promotion                              $5,000
     Research and Development                             $4,500

     Working Capital                                      $4,500
                                                 ---------------
Total Use of Proceeds                                    $25,000

  We intend to apply the balance of the proceeds of the offering to working capital. Our management will have broad discretion with respect to the use of proceeds retained as working capital. Such proceeds may be used to defray overhead expenses, purchase capital equipment, fund expansion and negative cash flow positions and for future opportunities and contingencies that may arise.

                      DETERMINATION OF OFFERING PRICE

     We have arbitrarily determined the initial public offering price of the shares. We considered several factors in such determination.
Including the following:

       * prevailing market conditions, including the history and prospects for the industry in which we intend to compete;
       *  our future prospects; and
       *  our capital structure.

     Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

                                 DILUTION

     The difference between our initial public offering price per share of common stock and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Our net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of common stock.

     At March 1, 2001 our common stock had a pro forma net tangible book value of approximately $1011 or $0.0008 per share. After giving effect to the receipt of the net proceeds from the maximum offering offered in this prospectus at an assumed initial offering price of $0.10 per share, our pro forma net tangible book value at March 1, 2001, would have been $20,011 or $0.0133 per share, representing an immediate increase in net tangible book value of $0.0125 per share to our present stockholders, and immediate dilution of $0.0867 per share to investors, or 86.66%. The following table illustrates dilution to investors on a per share basis:

Offering price per share...                                       $0.10
Net tangible book value per share before offering               $0.0008
Increase per share attributable to investors                    $0.0125
Pro forma net tangible book value per share after offering      $0.0133

Dilution per share to investors                                 $0.0867

     The following table summarizes, as of March 1, 2001, the difference between the number of shares of common stock purchased from us, the total cash consideration paid and the average price per share paid by existing stockholders of common stock and by the new investors purchasing shares in this offering. The table assumes the sale of the 250,000 shares offered in this prospectus at an assumed initial public offering price of $0.10 per share and before any deduction of estimated offering expenses.

                         Shares Purchased        Total Cash       Average
                                               Consideration       Price
                                                                 Per Share

                         Amount    Percent    Amount    Percent
Original Stockholders  1,250,000     83%      $4,000      14%     $0.0032
Public Stockholders     250,000      17%      $25,000     86%      $0.10
                       -----------------------------------------
     Total             1,500,000    100%      $29,000    100%
                       =========================================

              PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

     This is a "direct public" offering. We will not receive any proceeds of the offering unless we sell all of the 250,000 shares offered in this prospectus. If all of the shares are not sold, subscribers will lose the use of their funds for the offering period of up to 180 days; the funds invested by them will be returned with interest.

     We are offering two hundred fifty thousand (250,000) shares at ten cents ($0.10) per share. We can give no assurance that the shares will be sold. If subscriptions are received for fewer than 250,000 shares, no shares will be sold.

     Funds received prior to reaching the 250,000 shares will be held in an interest bearing account and will not be used until the offering is completed. If we do not sell 250,000 shares within 180 days after commencement of this offering, the offering will terminate and all money paid for shares will be promptly returned to the purchasers, with interest and without deduction. Our sole officer and director will have sole authority over the funds raised, including the funds prior to the
achievement offering.   If we were to be unsuccessful in achieving the
offering, funds, along with any interest earned, will be redistributed to all investors who have purchased the shares offered in this prospectus. Upon achieving the offering and the acceptance of a subscription for shares, our transfer agent will issue the shares to the purchasers. We may continue to offer shares for a period of 180 days after commencement of this offering or until we have sold all of the shares offered in this prospectus. During the offering period, no subscriber will be entitled to any refund of any subscription.

     We will sell the shares on a "best efforts basis" through our sole officer and director (Ronald Robker) who will not receive any compensation in connection with the sale of shares, although we will reimburse him for expenses incurred in connection with the offer and sale of the shares. Mr. Robker will be relying on Rule 3a4-1 of the Exchange Act as a "safe harbor" from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such "safe harbor" provisions provided by Rule 3a4-1, he must be in compliance with all of the following:

*    he must not be subject to a statutory disqualification;
* he must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;
*    he must not be an associated person of a broker-dealer;
* he must restrict participation to transactions involving offers and sale of the shares;
* he must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months; and
* he must restrict participation to written communications or responses to inquiries of potential purchasers.

     Mr. Robker intends to comply with the guidelines enumerated in Rule 3a4-1. Mr. Robker has no current plans to purchase shares in the offering.

     You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares which you wish to purchase to our offices. Your subscription shall not become effective until accepted by us and approved by our counsel.

                                LITIGATION

     We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

                                MANAGEMENT

     The members of our Board of Directors serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. Information as to the directors and executive officers are as follows:

Name                   Age   Title
Ronald C. Robker        32   President, Secretary/Treasurer, Director

Duties, Responsibilities and Experience

Ronald C. Robker is the President, Secretary/Treasurer and Director of T-PLEX. Mr. Robker has been employed at Warthen Buick in Las Vegas, Nevada since 1994. While at Warthen, Mr. Robker has held the position of General Sales Manager, Finance Manager and Buyer. Mr. Robker's knowledge of the auto industry will prove invaluable to T-PLEX's operations.

                          PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of the date of this prospectus, and as adjusted giving effect to the sale of 250,000 shares of common stock in this offering, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock, by each of our directors, proposed directors and executive officers, and by all of our directors, proposed directors and executive officers as a group. The address of each person is care of T-PLEX.

                                                 Percent       Percent
     Name of Beneficial Owner        Number       Before        After
                                    Of Shares    Offering      Offering
Ronald C. Robker                    1,250,000      100%          83%
                                    -----------------------------------
All Directors, Officers and
Principle Stockholders as a Group   1,250,000      100%          83%

     "Beneficial ownership" means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days from the date of this prospectus.

                         DESCRIPTION OF SECURITIES

Common Stock

     Our Articles of Incorporation authorizes the issuance of 25,000,000 shares of common stock, $0.001 par value per share, of which 1,250,000 shares were outstanding as of the date of this prospectus. Upon sale of the 250,000 shares, we will have outstanding 1,500,000 shares of common stock. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of T-PLEX, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock

     Our Articles of Incorporation authorizes the issuance of 5,000 shares of preferred stock, $.001 par value per share, of which no shares were outstanding as of the date of this prospectus. The preferred stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to:

*    adopt resolutions;
*    to issue the shares;
*    to fix the number of shares;
*    to change the number of shares constituting any series; and
*    to provide for or change the following:
     -    the voting powers;
     -    designations;
     -    preferences; and
     - relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following:
          -    dividend rights (including whether dividends are cumulative);
          -    dividend rates;
          -    terms of redemption (including sinking fund provisions);
          -    redemption prices;
          -    conversion rights; and
          - liquidation preferences of the shares constituting any class or series of the preferred stock.

     In each of the listed cases, we will not need any further action or vote by the stockholders.

     One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the Board of Director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Nevada Laws

     The Nevada Business Corporation Law contains a provision governing "Acquisition of Controlling Interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

1.   20 to 331/3%,
2.   331/3 to 50%, or
3.   more than 50%.

     A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

     The control share acquisition act is applicable only to shares of "Issuing Corporations" as defined by the act. An Issuing Corporation is a Nevada corporation, which;

     1. has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and

     2.   does business in Nevada directly or through an affiliated corporation.

     At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of T-PLEX, regardless of whether such acquisition may be in the interest of our stockholders.

     The Nevada "Combination with Interested Stockholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of T-PLEX. This Statute prevents an "interested stockholder" and a resident domestic Nevada corporation from entering into a "combination," unless certain conditions are met. The Statute defines "combination" to include any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder" having;

     1. an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation;

     2. an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or

     3. representing 10 percent or more of the earning power or net income of the corporation.

     An "interested stockholder" means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the Statute may not engage in a "combination" within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of;

1. the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher;

2. the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or

3. if higher for the holders of Preferred Stock, the highest liquidation value of the Preferred Stock.

                               LEGAL MATTERS

     The legality of the shares offered hereby will be passed upon for the Company by Donald J. Stoecklein, Esquire 402 West Broadway, Suite 400, San Diego, California 92101.

                                  EXPERTS

     The financial statements of T-PLEX TECHNOLOGIES as of December 31, 2000 are included in this prospectus and have been audited by Kevin B. Kirkendall, Certified Public Accountant, an independent auditor, as set forth in his report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such individual as an expert in accounting and auditing.

                         DISCLOSURE OF COMMISSION
        POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     No director of T-PLEX will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director for:

*    any breach of the director's duty of loyalty to us or our stockholders
* acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law
*    or under applicable Sections of the Nevada Revised Statutes
* the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or,

* for any transaction from which the director derived an improper personal benefit.

     The Bylaws provide for indemnification of our directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for our best interests. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

     Our officers and directors are accountable to us as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting T-PLEX. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders who have suffered losses in connection with the purchase or sale of their interest in T-PLEX in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

We undertake the following:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                               OUR BUSINESS

Overview

     T-PLEX is a Development Stage Company, incorporated in the State of Nevada in July of 2000. Through an exclusive license agreement with Millennium Plastics Corporation, we intend to develop, market and distribute T-PlexT (a biodegradable, dissolvable plastic stretch film to be utilized for protecting fully assembled vehicles while being transported). To date, our only activities have been organizational, directed at acquiring our license with Millennium Plastics, raising initial capital and developing our business plan. We have not commenced any commercial or other operations. We have no full time employees and own no real estate.

Acquisition of the license

     On January 24, 2001, we acquired an exclusive license agreement with Millennium Plastics Corporation. The license agreement grants us an exclusive right to use Millennium's products to develop, market and distribute our T-PlexT product.

The License

     We have a license to develop, market and distribute our T-PlexT product to the transportation industry. The license is for a three year term.

     Pursuant to the terms of the license we are required to purchase all of our materials used to produce T-PlexT from Millennium. The license will convert into a non-exclusive license if we fail to produce revenues within twelve months, fail to increase sales of 10% per annum or fail to generate an aggregate of $1,000,000 in annual sales by 2003.

     We may terminate the license at any time with written notice to Millennium. If we terminate the license all of our rights under the license will terminate and revert back to Millennium. Effectiveness of the termination will be the end of the quarter in which we gave notice to Millennium.

     Millennium may terminate the license with 30 days written notice if we materially breach the license agreement in any manner. If we receive notice of Millennium's intent to terminate the license, we have 90 days to cure the breach or pay the past due royalty payments. Additionally, Millennium may convert the license to a non-exclusive license as described above.

     Millennium has agreed to provide certain business administrative services to us, including product development assistance, inventory storage, and development and maintenance of an order fulfillment system, thereby enabling us to focus strictly on marketing and sales.

     Background of Millennium

               Millennium Plastics Corporation, formerly Aurora Corporation, through its merger with Graduated Plastics Corporation, acquired the United States patent rights to new and innovative polymer and coating technology invented in 1995 by Solplax Ltd. of Ireland. The plastics have the unique and very marketable characteristic of dissolving in water and leaving only non-toxic water and atmospheric gases.

               On April 30, 2000 Millennium reached an agreement to acquire 100 percent of Solplax Limited, a subsidiary of SCAC Holdings Corp. Solplax Limited holds the worldwide rights to the proprietary SolplaxT technology for the manufacture and sale of biodegradable plastic products.

          Product Chemistry and Characteristics

                    The new plastic product, termed SolplaxT, has its
               technological basis in an improved method for the manufacture of thermoplastic polyvinyl alcohol (PVA) in combination with other approved food grade additives which are commonly used in commercial and consumer plastic products. Because all of the individual components in SolplaxT formulations have been in commercial and consumer products for so long, their physical properties and impacts (actual or potential) on the environment have been globally researched and assessed. These components have uniformly been found to be safe, nontoxic and environmentally friendly.

                    All plastic products manufactured with SolplaxT
               polymers are, and will be, entirely biodegradable when disposed of through landfill or into the wider environment. In the biodegradation process, the SolplaxT plastic decomposes entirely into environmentally benign substances: water (H20), gas (C02) and air (02) - the molecules necessary for photosynthesis in plants. Articles made from

               SolplaxT polymers will biodegrade within a chemically pre-set time frame (several weeks). At the time of disposal, the article need only to be brought into contact with either hot or cold water depending on the basic materials chosen to cause it to dissolve. In about four weeks the dissolved plastic would undergo total biodigestion to carbon dioxide and water, leaving no residues in the environment.

                    Pure PVA rapidly degrades in contact with water or
               moisture which would render it useless for our intended use. Therefore, SolplaxT is coated with a PVA polymer having novel properties. The patented SolplaxT process bonds a special coating to one or both sides of the PVA film. This coating makes the overall product impervious to liquid dissolution for its desired-product lifetime. SolplaxT base polymers offer clients an attractive range of specifications which can be tailored to their planned end use or product application. Chemists can vary the "recipe" for polymers using different combinations and ratios of seven basic constituent ingredients to manufacture eight similar, but different, polymers, which possess distinctive characteristics. This allows the granular polymer that is produced to be specifically tailored to the end-use product which will be manufactured from it. The characteristics which are common to all of the SolplaxT polymers include:

               *    Water resistance until dissolution is required;
               *    Excellent barrier to most odors and non-aqueous liquids;
               *    Excellent characteristics for heat-sealing applications;
               *    Patented time-controlled degrading process; and
               *    Non-toxic, non-carcinogenic and fully biodigestible.

          SolplaxT Manufacturing and Product Applications

                    The SolplaxT polymers can be produced on generic
               production machinery and production scaled-up efficiently and economically. The SolplaxT plastics can be fabricated into articles using known, standard manufacturing processes (e.g., blow molding, injection molding, and cast extrusion) with no risk of thermal degradation.

Our Product

     T-PlexT is intended to be designed as a stretch film for protecting vehicles while being transported from location to location. T-PlexT will be unique in its ability to biodegradably dissolve with the application of
water.     This will allow vehicle transporters to simply wash the stretch film off of the vehicles thereby reducing the need for cumbersome, damaging and time consuming removal of the film. In addition, the film is biodegradable and will not become a nuisance or hazard to the environment when disposed.

     T-PlexT will be designed to be extremely versatile in its application. Any vehicle that is transported can benefit from T-PlexT. T-PlexT will form a protective barrier for the vehicle and may virtually eliminate most chips, scratches and blemishes usually incurred with shipping a vehicle.

Implementation of Business Plan

     Our business plan is to determine the feasibility of developing, marketing and distributing our T-PlexT product for the transportation industry. Should we determine that our business plan is feasible, we intend to employ salespeople to call on major manufacturers, wholesalers and retailers of vehicles (cars, trucks, boats, motorcycles, etc.) that are transported from location to location.

     As discussed more fully in the Management's Discussion and Analysis-- Liquidity and Capital Resources section, the expenses of implementing our business plan will likely exceed the funds raised by this offering, and we will have to obtain additional financing through an offering or through capital contributions by current stockholders. No commitments to provide additional funds have been made by management or stockholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to us or at all.

Trademarks and Patents

     Millennium holds the United States Patent No. 5,948,848. The Patent relates to a biodegradable plastics material and to a method for its manufacture. In particular, the patent relates to a biodegradable plastics material comprising a polyvinylacetate/polyvinylalcohol copolymer. We have an exclusive license utilizing the patent for the development, marketing and distribution of Millennium's products for our T-PlexT product.

     On August 7, 2000, we received our Certificate of Registration for a Nevada Trade Name under T-PLEX TECHNOLOGIES. The trade name will expire on August 7, 2005.

     In addition to the patented technology, all testing by us or others permitted to utilize Millennium's technology is subject to strict privacy and confidentiality controls.

Competition

     We intend to compete with numerous other plastic stretch film suppliers. Many of these competitors have substantially greater resources than ours. We think we have been successful in finding a niche in the market based upon the biodegradable nature of our product. Should a larger and better-financed company decide to directly compete with us, and be successful in its competitive efforts, our business could be adversely affected.

Employees

     We are a development stage company and currently have no employees. We are currently managed by Ronald Robker, our sole officer and director. We look to Mr. Robker for his entrepreneurial skills and talents. For a complete discussion of Mr. Robker's experience, please see "Directors and Executive Officers." We plan to use consultants, attorneys and accountants as necessary and do not plan to engage any full-time employees in the near future. We may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. A portion of any employee compensation likely would include the right to acquire stock in T-PLEX TECHNOLOGIES, which would dilute the ownership interest of holders of existing shares of its common stock.

                          REPORTS TO STOCKHOLDERS

     We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our registration statement is effective and our securities are registered under the exchange act, we will file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended, with the Securities and Exchange Commission. We intend to register our securities under Section 12(g) of the Exchange Act. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at the Pacific Regional Office located at 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036-3648, the New York Regional Office located at Seven World Trade Center, 13th Floor, New York, New York 10048 and the Chicago Regional Office located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and can be reviewed through the Commission's Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission's web site (http://www.sec.gov).

     We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we may issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                         AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with, and is qualified in its entirety by the financial statements section included herein.

     With the exception of historical matters, the matters discussed herein are forward looking statements that involve risks and uncertainties. Forward looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, the date of introduction or completion of our products, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere in this prospectus.

Overview

     T-PLEX, which was organized in July 2000, is a Development Stage Company, to engage in the business of developing, marketing and distributing T-PlexT (an innovative biodegradable, dissolvable plastic stretch film) to the transportation industry. We have a limited operating history and have not generated revenues from the sale of any products. Our activities have been limited to the negotiation of a license agreement and preliminary market analysis. Consequently, we have incurred the expenses of start-up. Future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our products, the level of competition and our ability to deliver products while maintaining quality and controlling costs.

Results of Operations

Period from July 20, 2000 (Inception) to December 31, 2000.

     From inception through December 31, 2000 we achieved two main goals; the formation of our organization to pursue our business strategy and negotiation of an exclusive license agreement, which we subsequently executed on January 24, 2001.

     Revenues. We are a development stage enterprise as defined in SFAS #7, and have yet to generate any revenues. We are devoting substantially all of our present efforts to: (1) developing our technology and initial products,
(2) analyzing our market, and (3) obtaining sufficient capital to commence full operations.

     Research and Development. Research and development expenses have not been a significant portion of the total pre-operating expenses.

Plan of Operation

     Since our inception on July 20, 2000, we have not been engaged in any significant operations nor have we had any revenues, as we are in the development stage. Our only recent activities include organization of the Company and the negotiation and execution of the license agreement.

     During the next 12 months we plan to focus our efforts on the development of our proposed products, entrance into our proposed market and search for possible collaborative partners in our industry.

     Until an infusion of capital from this offering, we will not be able to commence operations. We currently have insufficient capital to commence operations and are dependent on the proceeds of this offering to begin such operations. We have suffered recurring losses from operations and have a working capital deficiency which raises substantial concern regarding our ability to continue as a going concern. We believe that the proceeds of this offering will enable us to maintain our operations and working capital requirements approximately for the next 12 months, without taking into account any internally generated funds from operations. We will need to raise $25,000 to continue operations for the next 12 months based on our capital expenditure requirements. Capital will be raised pursuant to this offering.

     After this offering, we will require additional funds to maintain and expand our operations. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of the shares being offered in this prospectus. There is still no assurance that, even with the funds from this offering, we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable.

Liquidity and Capital Resources

     Cash and cash equivalents will be increasing primarily due to the receipt of funds from this offering and loans obtained through private sources by us are anticipated to offset our near term cash equivalents. Since inception, we have financed our cash flow requirements through issuance of common stock. As we expand our activities, we may continue to experience net negative cash flows from operations, pending receipt of sales revenues. Additionally we may be required to obtain additional financing to fund operations through common stock offerings and bank borrowings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital.

     We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continue to develop and upgrade our products, provide superior customer services and order fulfillment, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Costs Associated with Year 2000 Problem

     We did not experience any noticeable Year 2000 problems and have incurred minimal expenses associated with the Year 2000 Problem. As a result of us being a Development Stage Enterprise, our computer equipment is being purchased as Year 2000 compliant, where possible.

                                FACILITIES

     We currently maintain a mailing address 2950 E. Flamingo Rd, Suite B, Las Vegas, NV 89121. Rent is paid on a yearly basis at $180. Additionally, Mr. Robker, our sole officer and director, occasionally will utilize his home to conduct business on our behalf. Mr. Robker does not receive any remuneration for the use of his home or time spent on behalf of us. We do not believe that we will need to obtain additional office space at any time in the foreseeable future until our business plan is more fully implemented.

                       MARKET PRICE OF COMMON STOCK

     We intend to file for inclusion of our common stock on the National Association of Securities Dealers, Inc. Over-the-Counter Bulletin Board; however, there can be no assurance that NASD will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

     As of March 1, 2001 there was 1 stockholder of our common stock.

                                 Dividends

     The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements, do not anticipate paying any dividends upon our common stock in the foreseeable future.

     We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board's assessment of:

*    our financial condition;
*    earnings;
*    need for funds;

*    capital requirements;
*    prior claims of preferred stock to the extent issued and  outstanding;
     and
*    other factors, including any applicable laws.

     Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

                          EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation of our sole officer and director, Ronald Robker from inception (July 20, 2000) to December 31, 2000. The remuneration described in the table does not include the cost to us of benefits furnished to the named executive officer, including premiums for health insurance and other benefits provided to such individual that are extended in connection with the conduct of our business. The value of such benefits cannot be precisely determined, but the executive officer named below did not receive other compensation in excess of the lesser of $50,000 or 10% of such officer's cash compensation.

Summary Compensation Table
                                                           Long Term
                           Annual Compensation            Compensation

Name and Principal                      Other Annual   Restricted
     Position       Year  Salary Bonus  Compensation     Stock     Options
Ronald Robker,
         President,
Secretary Treasurer 2000    $0    N/A        N/A          N/A        N/A

Board Committees

     We do not currently have any committees of the Board of Directors. Additionally, due to the nature of our intended business, the Board of Directors does not foresee a need for any committees in the foreseeable future.

Transfer Agent

     The transfer agent for the common stock will be Pacific Stock Transfer, 5844 S. Pecos Road, Suite D, Las Vegas, Nevada 89120.


                      SHARES ELIGIBLE FOR FUTURE SALE

     Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

     Upon completion of this offering, we will have outstanding an aggregate of 1,500,000 shares of common stock, assuming all of the 250,000 shares are sold.

     Of these shares, the 250,000 shares of common stock sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by our "affiliates" as that term is defined in Rule 144 under the Securities Act. The remaining 1,250,000 shares of common stock held by our existing stockholder are "restricted securities" as that term is defined in Rule 144 under the Securities Act. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 or 701 promulgated under the Securities Act.
As a result of the provisions of Rules 144 and 701, additional shares will be available for sale in the public market as follows:

   * no restricted shares will be eligible for immediate sale on the date of this prospectus; and
   * the remainder of the restricted shares will be eligible for sale from time to time thereafter upon expiration of their respective one-year holding periods, subject to restrictions on such sales by affiliates.

     In general, under Rule 144 as currently in effect, beginning 90 days after the Effective Date, an affiliate of T-PLEX, or person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year will be entitled to sell in any three-month period a number of shares that does not exceed the greater of:

  *  one percent of the then outstanding shares of our common stock; or
  * the average weekly trading volume of our common stock in the Over-the-Counter Bulletin Board during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the SEC.

     Sales pursuant to Rule 144 are subject to certain requirements relating to manner of sale, notice, and the availability of current public information about us. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of T-PLEX at any time during the 90 days immediately preceding the sale and who has beneficially owned restricted shares for at least two years is entitled to sell such shares under Rule 144(k) without regard to the resale limitations.

     An employee, officer or director of or consultant to T-PLEX who purchased or was awarded shares or options to purchase shares pursuant to a written compensatory plan or contract is entitled to rely on the resale provisions of Rule 701 under the Securities Act, which permits Affiliates and non- Affiliates to sell their Rule 701 shares without having to comply with Rule 144's holding period restrictions, in each case commencing 90 days after the date of this prospectus. In addition, non-Affiliates may sell Rule 701 shares without complying with the public information, volume and notice provisions of Rule 144.

               CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                  ON ACCOUNTING AND FINANCIAL DISCLOSURE

     In February 2001, we engaged the services of Kevin B. Kirkendall, Certified Public Accountant, of Las Vegas, Nevada, to provide an audit of our financial statements for the period from July 20, 2000 (inception) to December 31, 2000. This was our first auditor. We have no disagreements with our auditor through the date of this prospectus.

                            T-PLEX TECHNOLOGIES

                       INDEX TO FINANCIAL STATEMENTS

INDEPENDENT AUDITORS' REPORT                                           F-1
BALANCE SHEET                                                          F-2
STATEMENT OF OPERATIONS                                                F-3
STATEMENT OF STOCKHOLDERS' EQUITY                                      F-4
STATEMENT OF CASH FLOWS                                                F-5
NOTES TO FINANCIAL STATEMENTS                                        F-6-7

                       Independent Auditor's Report


Board of Directors
T-Plex Technologies
Las Vegas, Nevada
March 1, 2001

We have audited the accompanying balance sheets of T-Plex technologies (A Development Stage Company), as of December 31, 2000, and the related statements of operations, stockholder's equity and cash flows for the period July 20, 2000, (inception) to December 31, 2000. The financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of T-Plex Technologies (A Development Stage Company), as of December 31, 2000, and the results of its operations, stockholder's equity and cash flows for the period July 20, 2000, (inception), to December 31, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #5 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan concerning these matters is described in Note #5. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Kevin Kirkendall
______________________________
Kevin B. Kirkendall
Certified Public Accountant

                            T-Plex Technologies
                       (A Development Stage Company)
                             December 31, 2000

                               BALANCE SHEET

ASSETS

     Cash                                                    $    961.00
                                                           -------------
          TOTAL ASSETS                                       $    961.00
                                                            ============

LIABILITIES & STOCKHOLDER'S EQUITY

     Current Liabilities                                   $           0
                                                           -------------
          TOTAL CURRENT LIABILITIES                        $           0
                                                           =============
STOCKHOLDER'S EQUITY

     Preferred Stock Par Value $0.001
     Authorized 5,000
     Issued and Outstanding at
     December 31, 2000 - None.                             $           0

     Common Stock Par Value $0.001
     Authorized 25,000 Shares
     Issued and Outstanding at
     December 31, 2000 - 1,000,000 Shares
                                                                   1,000

     Paid-in-capital
                                                                   1,500
                                                           -------------
     Deficit accumulated during the development stage
                                                                 (1,539)

  TOTAL STOCKHOLDER'S EQUITY                                $       961
                                                           -------------
TOTAL LIABILITIES AND
STOCKHOLDER'S EQUITY                                        $       961
                                                           =============

The accompanying notes are an integral part of these financial statements.

                            T-Plex Technologies
                       (A Development Stage Company)
              July 20, 2000 (inception) to December 31, 2000

                          STATEMENT OF OPERATIONS

INCOME                                                             $0.00
                                                             -----------

EXPENSES

     General and Administrative                            $       1,539
                                                            ------------
NET PROFIT/(LOSS)                                          $      (1,539)
                                                            ============

Net Loss Per Share
     Basic and Diluted                                          (0.0015)
          (see Note #2)

Weighted Average Number of                                     1,000,000
Common Shares Outstanding

The accompanying notes are an integral part of these financial statements.

                            T-Plex Technologies
                       (A Development Stage Company)
                 July 20, (inception) to December 31, 2000

               STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY

                                     Common   Par    Additional  Accumulated
                                     Shares  Value    paid-in    Deficit
                                                      Capital
July 20, 2000 Issued for Cash      1,000,000 $1,000     $1,500    $      -

Net Loss, July 20, 2000,
(inception)
to December 31, 2000                                              $  1,539
                                     -------------------------------------

Balance, December 31, 2000         1,000,000 $1,000     $1,500    $  1,539
                                     -------------------------------------

The accompanying notes are an integral part of these financial statements.

                            T-Plex Technologies
                       (A Development Stage Company)
                 July 20, (inception) to December 31, 2000

                          STATEMENT OF CASH FLOWS

CASH FLOWS FROM OPERATING ACTIVITIES

     Net Loss                                               $     (1,539)

Changes in assets and liabilities                                       0

Net cash used in operating activities                       $     (1,539)
                                                           --------------
CASH FLOWS FROM INVESTING ACTIVITIES                        $           0
                                                           --------------
CASH FLOWS FROM FINANCING ACTIVITIES

     Issuance of Common Stock For Cash                      $       2,500
                                                         ----------------
Net Increase in Cash                                       $          961

Cash at beginning of period
                                                                        0
                                                          ---------------
Cash at End of Period                                      $          961
                                                          ===============

The accompanying notes are an integral part of these financial statements.

                            T-Plex Technologies
                       (A Development Stage Company)


                       NOTES TO FINANCIAL STATEMENTS


Note 1  -  History and Organization of the Company

     T-Plex Technologies was organized July 20, 2000, under the laws of the State of Nevada as T-Plex Technologies. The Company currently has no operations and in accordance with the Statement on Financial
     Accounting Standards #7, is considered a development stage company.

     On January 24, 2001, the Company entered into an agreement with Millennium Plastics Corporation ("Millennium") that grants the Company an exclusive three-year right to use Millennium's products to develop, market and distribute T-PlexT. T-PlexT is a biodegradable, dissolvable plastic stretch film to be utilized for protecting fully assembled vehicles while being transported

     According to the license agreement, the Company is not under any financial commitment but is expected to use reasonable efforts to achieve the development and commercialization of the licensed technology. Unless certain sales volume milestones are met by the Company, the exclusivity feature of the license agreement will be lost with no further penalty. No consideration has been paid for this agreement and therefore, no accounting recognition is given.

Note 2  -  Summary of Significant Accounting Policies

     Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Loss Per Share

          Basic and diluted loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the T-Plex Technologies Period.

                            T-Plex Technologies
                       (A Development Stage Company)


                       NOTES TO FINANCIAL STATEMENTS


Note 3  -  Income Taxes

     There is no provision for income taxes for the period ended December 31, 2000. Because the company is in the early stages of development, the net operating loss is effectively subject to a 100% valuation allowance.

Note 4  -  Going Concern

     The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

     The Company plans to undertake an initial public offering to obtain funds allowing it to determine the feasibility of developing, marketing and distributing T-PlexT. Management plans to employ salespeople to call upon major manufacturers, wholesalers and retailers of vehicles but believes that additional financing may be needed that it will try to raise through another offering or through capital contributions by current stockholders.

Note 5  -  Related Party Transactions

     An officer of the Company provides office space and services of an immaterial value without charge to the Company. As these costs are immaterial to the financial statements, they have accordingly not been reflected therein.

No  dealer,  salesman or any other  person
has    been   authorized   to   give   any
information  or to make any representation
other   than  those  contained   in   this       T-PLEX TECHNOLOGIES
prospectus  and, if given  or  made,  such
information or representation must not  be
relied  upon as having been authorized  by             $25,000
us. This prospectus does not constitute an
offer  to  sell or a solicitation  of  any
offer  to buy any security other than  the
shares  of  common stock offered  by  this
prospectus,  nor  does  it  constitute  an
offer  to  sell or a solicitation  of  any
offer  to buy the shares of a common stock
by  anyone  in any jurisdiction  in  which
such   offer   or  solicitation   is   not
authorized, or in which the person  making
such   offer   or  solicitation   is   not
qualified  to do so, or to any  person  to
whom it is unlawful to make such offer  or
solicitation. Neither the delivery of this
prospectus  nor  any sale  made  hereunder
shall, under any circumstances create  any
implication  that  information   contained
herein   is   correct  as  of   any   time
subsequent to the date hereof.
          _____________________                     _____________
            TABLE OF CONTENTS                        PROSPECTUS

                                      Page
Prospectus Summary                     1
Summary Financial Information.         2
Capitalization.                        2
Risk Factors.                          3
Use of Proceeds.                       7
Determination of Offering Price.       8
Dilution.                              8
Plan of Distribution.                  9
Litigation.                            10
Management.                            10
Principal Stockholders.                10
Description of Securities.             11
Legal Matters.                         13
Experts.                               13
Disclosure of Commission Position of
Indemnification of Securities Act
Liabilities.                           13
Our Business.                          14
Reports to Stockholders.               17
Management Discussion and Analysis.    18
Facilities.                            19
Market Price of Common Stock.          20
Dividends.                             20
Executive Compensation.                20
Shares Eligible for Future Sale.       21
Changes in and Disagreements with      22
Accountants.
Independent Auditors Report.          F-1     ___________________, 2000
Balance Sheet.                        F-2
Statement of Operations.              F-3
Statement of Stockholders' Equity.    F-4
Statement of Cash Flows.              F-4
Notes to Financial Statements.      F-6-F-7

PART II:  Information not required in Prospectus

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     None of our directors will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

     The Bylaws provide for indemnification of the directors, officers, and employees of T-PLEX in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of T-PLEX if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

     Our officers and directors are accountable to us as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting us. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties to us, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders who have suffered losses in connection with the purchase or sale of their interest in T-PLEX in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

RECENT SALES OF UNREGISTERED SECURITIES

     On July 20, 2000, we issued 1,000,000 shares of our $0.001 par value common stock for cash of $2,500.00 to our sole officer and director Ronald
C. Robker.  All of the shares were issued pursuant to Rule 4(2).

     On March 1, 2001, we issued 250,000 shares of our $0.001 par value common stock for cash of $1,500.00 to our sole officer and director Ronald
C. Robker.  All of the shares were issued pursuant to Rule 4(2).

EXHIBITS

     The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

UNDERTAKINGS

A.   The undersigned registrant hereby undertakes to:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

B.
     (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     (2) In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Las Vegas, State of Nevada, on March 9, 2001.

T-PLEX TECHNOLOGIES

By: /s/ Ronald C. Robker
Ronald C. Robker, President

EXHIBIT INDEX

Financial Statements:

a)   T-PLEX TECHNOLOGIES (Attached)
     Report of Independent Auditor
     Balance Sheet For The Period Ending December 31, 2000
     Statement of Operations For The Period July 20, 2000 (Inception)
          through December 31, 2000
     Statement of Stockholders' Deficit For The Period July 20, 2000
          (Inception) through December 31, 2000.
     Statement of Cash Flows For The Period July 20, 2000 (Inception)
          through December 31, 2000
     Notes to Financial Statements

Exhibit        Description

3.1 Articles of Incorporation of T-PLEX TECHNOLOGIES filed on July 20, 2000 -

3.2  Bylaws of T-PLEX TECHNOLOGIES

5.1   Opinion of Donald J. Stoecklein, Esquire

10.1 License and Materials Purchase Agreement dated January 24, 2001 between Millennium Plastics Corporation and
      T-PLEX TECHNOLOGIES

23.1  Consent of Kevin B. Kirkendall, Certified Public Accountant

23.2  Consent of Donald J. Stoecklein, Esquire